Exhibit 10.11

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”), dated and effective as of December 28, 2023 (the “Effective Date”), is by and among the purchaser identified on the signature pages hereto (including its successors and assigns, a “Purchaser”), and Allied Gaming & Entertainment, Inc., a Delaware corporation (the “Company”).

RECITALS:

A. The Company and Purchaser is executing and delivering this agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Company intends to raise gross proceeds of up to approximately $6,600,000.00 pursuant to the issuance and sale of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in connection with a proposed collaboration arrangement between the Company and the Purchaser.

C. Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Common Stock set forth below the Purchaser’s name on the signature page of this Agreement (the “Purchased Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Company hereby agree as follows:

1. Purchase of Shares.

(a) On the Closing Date (as defined below), the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Purchased Shares set forth on below the Purchaser’s name on the signature page to this Agreement, provided that pursuant to applicable rules of the NASDAQ Stock Market LLC or any national securities exchanges on which the Common Stock is listed, the Company shall not issue any Purchased Shares to the Purchaser if the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the date of this Agreement. The purchase price for the Purchased Shares shall be $0.9 per Purchased Share (the “Purchase Price”) and, on the Closing Date, the Purchaser shall deliver the aggregate Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company prior to the Effective Date.

(b) The closing of the purchase and sale of the Purchased Shares shall take place by exchange of this Agreement and signature pages hereto via email and the delivery of the Purchase Price to the Company on the Effective Date or on such other date as the Company and each Purchaser may mutually agree in writing (the “Closing Date”). Within three (3) business days after the Closing Date in which a Purchaser participates, the Company (through its transfer agent) will deliver to each Purchaser evidence of the Purchased Shares, including, without limitation, an accounting statement showing the issuance of the Shares in restricted book entry.

2. Registration Rights. The Company shall use its commercially reasonable efforts to prepare and file with the Commission within 45 days of the last Closing Date a registration statement registering the resale of the Purchased Shares (as amended from time to time, the “Registration Statement”), subject to applicable limitations on the amount of Purchased Shares that may be registered for resale on the Registration Statement by each Purchaser without being deemed a primary offering by or on behalf of the Company under applicable guidelines of the Commission. The Company will use commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 days following the last Closing Date. The Company will agree to make such filings as are necessary to keep the Registration Statement effective until the earliest of (i) such time as all Purchased Shares held by Purchaser and registered under the Registration Statement have been sold; or (ii) the date on which each Purchaser may sell such Purchased Shares without restriction under Rule 144 promulgated under the Securities Act (including, without limitation, volume restrictions). Upon the Registration Statement becoming declared effective by the Commission, (i) the Company will promptly notify each Purchaser of the effectiveness of the Registration Statement, and (ii) if after the date the Registration Statement is declared effective, any Purchaser seeks to sell the Purchased Shares, the Company shall take all actions reasonably necessary to allow, and shall use reasonable best efforts to ensure that the Company’s transfer agent and counsel facilitate the sale or transfer of the subject Purchased Shares pursuant to the Registration Statement.

The Company shall:

(a) advise each Purchaser within two (2) business days:

(1)	when the Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect thereto;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(4)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)	if it learns that any statement included in the Registration Statement or related prospectus is misleading and omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising any Purchaser of such events, provide any Purchaser with any material, nonpublic information regarding the Company;

(b) use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(c) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Purchased Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) use its commercially reasonable efforts to cause all the Purchased Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(e) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Purchased Shares.

The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Purchaser (to the extent a seller under any Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls a Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, the “Securities Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, demands, suits, actions, judgments, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 2, except to the extent, but only to the extent, that such untrue statements, untrue statements, omissions or omissions are based upon information regarding a Purchaser furnished in writing to the Company by a Purchaser expressly for use therein. The Company shall notify each Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 2 of which the Company is or becomes aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Purchased Shares by any Purchaser.

3. Purchaser Representations, Warranties, and Covenants. The Purchaser hereby represents, warrants, and covenants to the Company that:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Purchaser is subject.

(c) Purchaser has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser.

(d) Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act.

(e) Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors. Purchaser is familiar with the business, management, financial condition and affairs of the Company.

(f) Purchaser has reviewed the documents of the Company filed with the Commission (the “Company Filings”), and Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.

(g) The Purchased Shares will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(h) The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchased Shares. The Purchaser acknowledges receipt of copies of the Company Filings.

(i) The Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(j) The Purchaser acknowledges that the Company make no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms hereof and thereof.

4. Company Representations, Warranties, and Covenants. The Company hereby represents, warrants and covenants to each Purchaser that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the Purchaser, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(c) The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company.

(d) The Purchased Shares are duly and validly authorized for issuance and sale to the Purchaser by the Company, and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, shall be validly issued and non-assessable and free from all preemptive or similar rights, taxes and encumbrances and the Purchased Shares shall be fully paid with the Purchaser being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties set forth in Section 3 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act.

(e) The Company acknowledges that the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Purchaser to the Company in accordance with the terms hereof and thereof.

5. Disclosure of Agreement. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K (“Signing Form 8-K”) under the Exchange Act reporting the material terms of this Agreement, in a form agreed to by the parties as required by applicable law. The parties to this Agreement shall reasonably cooperate with one another to cause the Signing Form 8-K, and any other disclosures related to the transactions contemplated herein required by applicable law from time to time after the Effective Date, to be filed with the Commission.

6. Collaboration Agreement. As soon as practicable after the Closing Date, the Purchaser and Company each shall use best efforts to negotiate and finalize a collaboration or partnership agreement pursuant to which the Purchaser will assist the Company with Live show and event business in Asia.

7. Confidentiality. Subject to Section 5 above, each of the parties agrees to maintain in confidence the terms of this Agreement as well as any other information which is or should be reasonably understood to be confidential, including, but not limited to, business plans, financial results, methods and business practices, sales and projections, except as may otherwise be required by law, or as is generally known to the public or as may be required to be disclosed to investors or potential investors or lenders or potential lenders to the disclosing party. The parties will limit access to any and all confidential information to such of their respective employees or representatives as reasonably required for the purpose of performing their respective obligations hereunder.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument signed by all parties hereto. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9. Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts wholly executed and performed therein. The parties agree that any dispute related to this Agreement shall exclusively be held in a venue in any court of competent jurisdiction located Orange County, California, and the parties submit to the jurisdiction thereof.

10. Fees and Expenses. Each party shall pay their own fees and expenses incurred in connection with such party’s consideration and discussion or negotiation of this Agreement and any additional agreements related thereto, including all legal, accounting and financial advisory fees and expenses.

11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

12. Indemnification. Subject to Section 2, the Company agrees to indemnify and hold harmless the Purchaser, and the Purchaser agrees to indemnify and hold harmless the Company, and their respective officers, directors, partners, shareholders, affiliates and related entities, employees, advisors and agents, from and against any Losses arising out of, or in any way connected with (a) the negligence, misconduct or culpable actions or omissions of such party in connection with the performance of its obligations under this Agreement; and (b) a material breach of any provision hereof (provided, however, that the indemnifying party shall be given prompt written notice of any such action or claim). This provision shall survive any termination of this Agreement.

13. Remedies. Money damages may be inadequate with respect to any breach of any covenant or agreement contained in this Agreement and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other parties of any covenant or agreement of such other party contained in this Agreement.

14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by the Purchaser without the prior written consent of the Company, or by the Company without the prior written consent of the Purchaser, in each case, not to be unreasonably withheld; provided, however, that any party may assign its rights and/or obligations to any entity controlled by, controlling or under common control with such party or to any corporate successor thereto.

15. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Signature Page follows.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ALLIED GAMING & ENTERTAINMENT, INC.

By:	/s/ Yinghua Chen
Name:	Yinghua Chen
Title:	Chief Executive Officer

[PURCHASER]

By:	/s/ Patton Dai
Name:	Patton Dai
Title:	President

Purchase Price (USD): $0.9

Number of Purchase Shares: 7,330,000

Address for Notice:

Rue De Luis Gongzaga Gomes No.32C-32D Edf. King Xiu Garden R/C G Shop, Macau

Attention:

Patton Dai

Telephone No.:

Facsimile No.:

E-mail:

elitefun@efmacau.com